# LOAN AGREEMENT

THIS LOAN AGREEMENT made as of the 1st day of May, 2014 (the "Effective Date").

BETWEEN:

**Trident Brands Incorporated**, with an address at Third Floor, Olde Towne Marina, Sandyport

Nassau, New Providence, Bahamas SP-63777

(hereinafter referred to as the "**Company**")

AND:

__**Rene Arseneault**___, with an address at

5185 Pineridge Dr; Acton, Ontario; L7J 2L7________________

(hereinafter referred to as the "**Lender**")

**WHEREAS:**

A. Lender desires to loan funds to the Company pursuant to the terms of this Agreement in the principal amount of Two Hundred (US$200,000) (the "**Loan**");

B. The Company desires to borrow funds from Lender on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree each with the other (the "**Agreement**") as follows:

1. **Representations and Warranties of the Lender**

1.1 The Lender represents and warrants to, and covenants and agrees with the Company that:

(a) the Lender makes the Loan to the Company;

(b) the Lender is eligible to make the Loan to the Company and represents all statements are true and correct and may be relied upon by the Company; further, all information, representations and warranties contained in this Agreement, or that have been otherwise given to the Company, are correct and complete as of the date hereof, and may be relied upon by the Company;

(c) the Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Company;

(d) the Lender has good and sufficient right and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement on the terms and conditions contained herein.

1.2 The representations, warranties, covenants and agreements of and by the Lender contained in, or delivered pursuant to, this Agreement shall be true at and as of the Effective Date and shall remain in full force and effect throughout the term of this Agreement.

2. **The Loan**

2.1 Subject to the terms of this Agreement, the Lender hereby agrees to loan to the Company, and the Company hereby agrees to borrow from the Lender, the sum of US$200,000.

2.2 Immediately following the execution of this Agreement, upon demand by the Company, the Lender shall deliver to the Company the Loan amount by wire transfer to the Company's bank account or to the Company's solicitors (the "**Advancement Date**").

2.3 The Loan shall bear interest at the rate of 8.0% per annum, payable on maturity, or other terms as mutually agreed upon by the Lender and the Company (the "**Interest**") calculated on the principal amount of the Loan outstanding.

2.4 Unless repaid earlier, or revised terms established as outlined out in 2.3, the Loan and accrued and unpaid Interest shall be payable in full by 5:00 p.m. local time in Las Vegas, Nevada, one year from the Advancement Date (the "**Due Date**"). If such day falls on a Sunday or statutory holiday, then by 5:00 p.m. local time in Las Vegas, Nevada, on the first business day after the Due Date.

2.5 The Company shall be entitled to prepay any sum up to the full amount of the Loan then outstanding at any time without penalty or bonus.

3. **Covenants and Agreements of the Lender**

3.1 The Lender covenants and agrees with the Company that the Lender shall not make demand for payment of the Loan prior to the Due Date, except as otherwise required herein, unless the Loan has become due and payable in accordance with the provisions of this Agreement.

4. **Default**

4.1 If one or more of the following events shall occur, namely:

(a) the Company fails to pay any Interest or Principal amounts when due and fails to repay the Loan on the Due Date;

(b) the Company makes an assignment for the benefit of its creditors or files a petition in bankruptcy or is adjudicated insolvent or bankrupt or petitions or applies to any tribunal for any receiver, receiver manager, trustee, liquidator or sequestrator of or for the Company or any of the Company's assets or undertaking, or the Company makes a proposal or compromise with its creditors or if an application or a petition similar to any of the foregoing is made by a third party creditor and such application or petition remains unstayed or undismissed for a period of thirty (30) days;

(c) an order of execution against any of the Company's assets remains unsatisfied for a period of thirty (30) days;

(d) the Company fails to observe and comply with any material term, condition or provision of this Agreement or any other agreement or document delivered hereunder, and such failure continues unremedied for a period of thirty (30) days;

(e) any representations, warranties, covenants or agreements contained in this Agreement or any document delivered to the Lender hereunder are found to be untrue or incorrect as at the date thereof; or

(f) any lender (including the Lender) of any mortgage, charge or encumbrance on any of the Company's assets and undertaking does anything to enforce or realize on such mortgage, charge or encumbrance;

then the Loan and all accrued Interest to the date of such default shall, at the option of the Lender, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company.

**5. General**

5.1 For the purposes of this Agreement, time is of the essence.

5.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

5.3 This Agreement shall be construed in accordance with the laws of the State of Nevada.

5.4 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

5.5 All notices, requests, demands or other communications hereunder shall be in writing and shall be "deemed delivered" to a party on the date it is hand delivered to such party's address first above written, or to such other address as may be given in writing by the parties hereto.

**IN WITNESS WHEREOF** the parties have hereunto set their hands effective as of the date first above written.

**Trident Brands Incorporated**

Per: ____________________ 5/1/14

Mark Holcombe, Chairman

**Rene Arseneault**

____________________